Entergy 639 Loyola Avenue New Orleans, LA 70113

Date:	April 28, 2015

For Release:	Immediately

Contact:	Shona Sabnis (Media) (504) 576-5010 ssabnis@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com
Entergy Reports First Quarter Earnings
In productive first quarter, company “continues to be line with our expectations,” says CEO Leo Denault

NEW ORLEANS, La. - Entergy Corporation (NYSE: ETR) reported first quarter 2015 earnings per share of $1.65 on an as-reported basis and $1.68 on an operational basis, compared to first quarter 2014 as-reported EPS of $2.24 and operational EPS of $2.29.

“It was a productive first quarter, and in terms of performance, results and growth, we continue to be in line with our expectations,” said Entergy Chairman and CEO Leo Denault. “The Utility experienced its seventh straight quarter of industrial sales growth. We continued filling in the details of our resource plan, including the announcement of a new transmission project in Arkansas. We also took important steps to strengthen regulatory frameworks, in part by supporting the passage of new legislation in Arkansas and Mississippi and preparing for a pivotal rate case filing in Arkansas.”

Business highlights for the quarter included the following:

•
Arkansas Governor Asa Hutchinson signed legislation that establishes a forward test year formula rate plan and provides additional considerations in setting the return on equity. This legislation should result in more efficient rate making, and allow Entergy Arkansas, Inc. to focus time and resources on activities that create sustainable value for the state, including job growth. Subsequent to quarter-end, on April 24, Entergy Arkansas filed a rate case applying this legislation.

Table of Contents Page
News Release1
Appendices6
A: Consolidated Results and Special Items7
B: Variance Analysis9
C: Utility Performance Measures11
D: EWC Performance Measures12
E: Financial Performance Measures13
F: Definitions, Abbreviations and Acronyms14
G: GAAP to Non-GAAP Reconciliations18
Earnings Package Guide22
Financial Statements23

•
In Mississippi, Governor Phil Bryant signed a bill into law that facilitates Entergy Mississippi, Inc.'s investment in electrical infrastructure at proposed economic development sites, even before a specific customer has been identified - and in doing so, supports growth and job creation in the state.

•	Indian Point Energy Center Unit 3 completed its refueling outage in 23 days, its shortest outage on record.

Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2015 vs. 2014
	First Quarter
	2015	2014	Change
As-Reported Earnings ($ in millions)	298.1	401.2	(103.1)
Less Special Items:
HCM implementation expenses	—	(3.0)	3.0
Decision to close VY	(4.6)	(5.9)	1.3
Total Special Items	(4.6)	(8.9)	4.3
Operational Earnings	302.7	410.1	(107.4)
Weather Impact	14.3	32.4	(18.1)

As-Reported Earnings (per share in $)	1.65	2.24	(0.59)
Less Special Items:
HCM implementation expenses	—	(0.02)	0.02
Decision to close VY	(0.03)	(0.03)	—
Total Special Items	(0.03)	(0.05)	0.02
Operational Earnings	1.68	2.29	(0.61)
Weather Impact	0.08	0.18	(0.10)
Totals may not foot due to rounding

Business Unit Results

In addition to the summary business unit discussions below and in Appendix A, a comprehensive analysis of quarterly variances is provided in Appendix B to this release. Appendix A also provides information on operating cash flow by business.

Utility Results

In first quarter 2015, Utility earnings were $1.24 per share on an as-reported and an operational basis, compared to first quarter 2014 as-reported EPS of $1.12 and operational EPS of $1.13. The improved operational results reflected another quarter of industrial sales growth, modest weather-adjusted growth in the residential and commercial classes and the effects of productive investments and customer programs.

Billed retail sales increased 1.5 percent on a weather-adjusted basis. The components of the sales growth were:

•	Weather-adjusted residential sales increased 0.7 percent,

•	Commercial sales increased 0.6 percent on a weather-adjusted basis,

•	Weather-adjusted governmental sales increased 1.7 percent and

•	Industrial sales grew 2.9 percent.

Weather had a positive effect in both the current and the prior periods, but was less favorable in first quarter 2015 than in first quarter 2014.

Higher Utility net revenue also reflected rate adjustments for Ninemile Point Unit 6, recovery of energy efficiency program costs and the Entergy Louisiana, LLC, Entergy Texas, Inc. and Entergy Mississippi rate cases. The earnings effect from these changes was largely offset by changes in other line items (e.g., non-fuel operation and maintenance, depreciation and taxes other than income tax expenses).

Another factor in the quarterly operational improvement was a lower effective income tax rate.

Utility non-fuel O&M was higher quarter over quarter, providing a partial offset to the favorable items noted above. This increase reflected higher fossil generation costs due largely to increased scope for maintenance outages. Nuclear generation spending was also higher in part due to increased regulatory compliance costs.

For additional details on Utility’s performance for the quarter, see Appendix C.

Entergy Wholesale Commodities Results

EWC operational adjusted earnings before interest, taxes, depreciation and amortization were $254 million in first quarter 2015, compared to $455 million in the same period a year ago. Principal reasons for the decrease included the shutdown of the Vermont Yankee Nuclear Power Station at the end of 2014 as well as lower relative wholesale power prices. In the first quarter of last year, sustained cold weather across the entire region combined with limited LNG imports and natural gas infrastructure constraints resulted in significantly higher Northeast spot market prices.

EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2015 vs. 2014
($ in millions)	First Quarter
	2015	2014	Change
Net income	123	242	(119)
Add back: interest expense	6	5	1
Add back: income tax expense	70	119	(49)
Add back: depreciation and amortization	62	70	(8)
Subtract: interest and investment income	50	26	24
Add back: decommissioning expense	35	34	1
Adjusted EBITDA	247	444	(197)
Add back: special item for HCM implementation expenses (pre-tax)	—	1	(1)
Add back: special item for the decision to close VY (pre-tax)	7	10	(3)
Operational adjusted EBITDA	254	455	(201)
Totals may not foot due to rounding

VY accounted for more than half of the operational EBITDA decrease ($110 million in first quarter 2014 compared to essentially zero in the current period). Excluding the effects of VY, the change in EBITDA was driven largely by lower net revenue. Wholesale energy prices for EWC’s nuclear fleet were significantly higher in first quarter 2014. Mark-to-market activity also declined quarter-over-quarter. Partially offsetting the negative price variance was higher nuclear production with fewer refueling outage days (23 days for Indian Point 3 in the current quarter versus 80 days for Palisades Power Plant and Indian Point Energy Center Unit 2 in first quarter 2014).

EWC earned 68 cents per share on an as-reported basis and 71 cents per share on an operational basis for first quarter 2015, compared to first quarter 2014 as-reported earnings of $1.35 per share and operational earnings of $1.39 per share. In addition to lower operational adjusted EBITDA, EWC reported a higher effective income tax rate. Higher other income associated with realized decommissioning trust earnings provided a partial offset in results.

For additional details on EWC’s performance for the quarter, see Appendix D.

Parent & Other Results

Parent & Other reported a loss of 27 cents per share on an as-reported and an operational basis for first quarter 2015 compared to an as-reported and operational loss of 23 cents per share in first quarter 2014. No drivers were individually significant.

Earnings Guidance

Entergy affirmed its 2015 operational earnings guidance in the range of $5.10 to $5.90 per share. See webcast presentation slides for additional details.

Earnings Teleconference

A teleconference will be held at 10 a.m. CDT on Tuesday, April 28, 2015, to discuss Entergy’s first quarter 2015 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (855) 893-9849, conference ID 87440452, no more than 15 minutes prior to the start of the call. The presentation slides are also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 5, 2015, by dialing (855) 859-2056, conference ID 87440452. This release and presentation slides are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $12 billion and approximately 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional information regarding Entergy’s quarterly results of operations, regulatory proceedings and other matters is available in Entergy’s earnings release package, a copy of which has been filed with the SEC, and the quarterly presentation slides. These are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2015 operational earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning VY or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the proposed acquisition of the Union Power Station in El Dorado, Arkansas and the proposed combination of Entergy Louisiana and Entergy Gulf States Louisiana,

L.L.C. including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures as well as abbreviations and acronyms used in the quarterly materials, see Appendix F.

First Quarter 2015 Earnings Release Package

Appendices
Seven appendices are presented in this section as follows:

•	Appendix A: Consolidated Results and Special Items

•	Appendix B: Variance Analysis

•	Appendix C: Utility Performance Measures

•	Appendix D: EWC Performance Measures

•	Appendix E: Financial Performance Measures

•	Appendix F: Definitions, Abbreviations and Acronyms

•	Appendix G: GAAP to Non-GAAP Reconciliations

Other items included in this earnings release package are:

•	Earnings Package Guide

•	Financial Statements

Accompanying the earnings package is a webcast slide presentation.

Appendix
A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for first quarter 2015 versus 2014, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2015 vs. 2014
(Per share in $)
	First Quarter
	2015	2014	Change
As-Reported
Utility	1.24	1.12	0.12
EWC	0.68	1.35	(0.67)
Parent & Other	(0.27)	(0.23)	(0.04)
Consolidated As-Reported Earnings	1.65	2.24	(0.59)

Less Special Items
Utility	—	(0.01)	0.01
EWC	(0.03)	(0.04)	0.01
Parent & Other	—	—	—
Consolidated Special Items	(0.03)	(0.05)	0.02

Operational
Utility	1.24	1.13	0.11
EWC	0.71	1.39	(0.68)
Parent & Other	(0.27)	(0.23)	(0.04)
Consolidated Operational Earnings	1.68	2.29	(0.61)
Weather Impact	0.08	0.18	(0.10)

Detailed earnings variance analyses are included in Appendix B-1.

Appendix A-2 provides the components of OCF contributed by each business with current quarter comparisons.

Appendix A-2: Consolidated Operating Cash Flow
First Quarter 2015 vs. 2014
($ in millions)
	First Quarter
	2015	2014	Change
Utility	454	405	49
EWC	208	424	(216)
Parent & Other	(51)	(62)	11
Total Operating Cash Flow	611	767	(156)

Totals may not foot due to rounding

See webcast slide presentation for additional details on drivers for the quarterly OCF variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an EPS basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported EPS consistent with GAAP, but are excluded from operational EPS. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on EPS)
First Quarter 2015 vs. 2014
(After-tax, per share in $)
	First Quarter
	2015	2014	Change
Utility
HCM implementation expenses	—	(0.01)	0.01
Total Utility	—	(0.01)	0.01

EWC
Decision to close VY	(0.03)	(0.03)	—
HCM implementation expenses	—	(0.01)	0.01
Total EWC	(0.03)	(0.04)	0.01

Total Special Items	(0.03)	(0.05)	0.02

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
First Quarter 2015 vs. 2014
(Pre-tax except for Income taxes - other, $ in millions)
	First Quarter
	2015	2014	Change
Utility
Non-fuel O&M	—	(3.9)	3.9
Taxes other than income taxes	—	(0.2)	0.2
Income taxes - other	—	1.8	(1.8)
Total Utility	—	(2.3)	2.3

EWC
Non-fuel O&M	(7.5)	(7.8)	0.3
Taxes other than income taxes	0.3	(0.6)	0.9
Asset write-off and impairments	—	(2.3)	2.3
Income taxes - other	2.5	4.1	(1.6)
Total EWC	(4.6)	(6.6)	1.9

Total Special Items	(4.6)	(8.9)	4.3

Totals may not foot due to rounding

Appendix
B: Variance Analysis
Appendix B-1 provides details of current quarter 2015 versus 2014 as-reported and operational earnings variance analysis for Utility, EWC, Parent & Other and Consolidated.

Appendix B-1: As-Reported and Operational EPS Variance Analysis
First Quarter 2015 vs. 2014
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)

	Utility			EWC			Parent & Other		Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional	As- Reported	Opera-tional
2014 earnings	1.12	1.13		1.35	1.39		(0.23)	(0.23)	2.24	2.29
Other income (deductions) - other	0.06	0.06	(a)	0.08	0.08	(b)	(0.03)	(0.03)	0.11	0.11
Income taxes - other	0.13	0.13	(c)	(0.10)	(0.10)	(d)	(0.02)	(0.02)	0.01	0.01
Asset write-off and impairments	—	—		0.01	—		—	—	0.01	—
Share effect	(0.01)	(0.01)		—	—		—	—	(0.01)	(0.01)
Decommissioning expense	(0.01)	(0.01)		—	—		—	—	(0.01)	(0.01)
Depreciation/ amortization expense	(0.04)	(0.04)		0.03	0.03		—	—	(0.01)	(0.01)
Taxes other than income taxes	(0.04)	(0.04)		0.02	0.02		—	—	(0.02)	(0.02)
Interest expense and other charges	(0.02)	(0.02)		—	—		—	—	(0.02)	(0.02)
Non-fuel O&M	(0.20)	(0.21)	(e)	0.05	0.05	(f)	0.01	0.01	(0.14)	(0.15)
Net revenue	0.25	0.25	(g)	(0.76)	(0.76)	(h)	—	—	(0.51)	(0.51)
2015 earnings	1.24	1.24		0.68	0.71		(0.27)	(0.27)	1.65	1.68

(a)
The quarter-over-quarter increase was largely attributable to higher earnings on nuclear decommissioning trust funds (offset in net revenue) and higher earnings on investments in affiliate preferred membership interests (offset in Parent & Other).

(b)	The increase quarter-over-quarter was largely due to realized earnings from decommissioning trusts in the current quarter, including the rebalancing of VY’s decommissioning trust.

(c)	The quarter-over-quarter increase was attributable to a current period approximate $24 million reversal of a portion of the provision for uncertain tax provisions related to interest accrual.

(d)
The decrease period-over-period was due primarily to a first quarter 2014 adjustment of approximately $21.5 million related to a change in New York law which resulted in a reduction of deferred income taxes.

(e)
The quarter-over-quarter decrease reflected higher fossil generation costs, including increased scope for maintenance outages. Nuclear generation expenses were also higher due partly to increased spending for regulatory compliance. Other non-fuel O&M changes with offsets in net revenue include spending for MISO participation and energy efficiency programs.

(f)
The increase quarter-over-quarter was attributable to the closure of VY at the end of 2014. Excluding VY, non-fuel O&M was higher due to an increase in refueling outage amortization and fewer refueling outage days in the current quarter resulting in the lower deferral of costs for future amortization.

Utility As-Reported Net Revenue Variance Analysis 2015 vs. 2014 ($ EPS)
First Quarter
Weather	(0.10)
Sales growth/pricing	0.36
Other	(0.01)
Total	0.25

(g)
The quarterly increase was due to both price and volume factors. The effect of pricing adjustments were positive, including the Louisiana FRP rate adjustments for placing Ninemile 6 in rates, the Entergy Louisiana, Entergy Texas and Entergy Mississippi rate cases and energy efficiency. A portion of these rate changes were for recovery of costs below net revenue. For volume, both weather-adjusted retail sales growth and estimated unbilled sales were higher quarter-over-quarter. The effects of weather were favorable in both periods, but more favorable in first quarter 2014 than first quarter 2015.

(h)
The decrease in the current quarter was due largely to the VY closure. Excluding VY, EWC net revenue declined, reflecting lower price partially offset by higher volume. In addition, the net effect of mark-to-market activity was negative in the current period compared to a positive contribution in the comparable period a year ago. Excluding VY, nuclear generation increased due to fewer refueling outage days. Forced outage days, however, were higher in the current period.

See webcast appendix for more details on the effects of the VY closure on EWC line item variances.

Appendix
C: Utility Performance Measures
Appendix C-1 provides a comparative summary of Utility operational performance measures.

Appendix C-1: Utility Operational Performance Measures
First Quarter 2015 vs. 2014

	First Quarter
	2015	2014	% Change	% Weather Adjusted (i)
GWh billed
Residential	9,433	10,027	(5.9%)	0.7%
Commercial	6,721	6,800	(1.2%)	0.6%
Governmental	592	584	1.4%	1.7%
Industrial	10,406	10,113	2.9%	2.9%
Total Retail Sales	27,152	27,524	(1.4%)	1.5%
Wholesale	1,811	2,234	(18.9%)
Total Sales	28,963	29,758	(2.7%)
Number of electric retail customers
Residential	2,419,228	2,403,321	0.7%
Commercial	345,616	342,382	0.9%
Governmental	17,383	17,213	1.0%
Industrial	41,047	40,044	2.5%
Total Retail Customers	2,823,274	2,802,960	0.7%
Net Revenue ($ millions)	$1,410	$1,337	5.5%
As-reported non-fuel O&M per MWh	$20.17	$17.68	14.1%
Operational non-fuel O&M per MWh	$20.17	$17.55	14.9%

(i)
The effects of weather are estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20 year historical data. The models used to estimate weather are updated periodically and subject to change.

See webcast presentation appendix slides for information on select regulatory cases.

Appendix
D: EWC Performance Measures
Appendix D-1 provides a comparative summary of EWC operational performance measures.

Appendix D-1: EWC Operational Performance Measures
First Quarter 2015 vs. 2014
	First Quarter
	2015	2014	% Change
Owned capacity (MW) (j)	5,463	6,068	(10.0%)
GWh billed	9,592	10,014	(4.2%)
As-reported average total revenue per MWh	$67.00	$91.09	(26.4%)
Adjusted average total revenue per MWh	$66.60	$90.68	(26.4%)
Net revenue ($ millions)	$527	$748	(29.5%)
As-reported non-fuel O&M per MWh	$25.89	$26.28	(1.5%)
Operational non-fuel O&M per MWh	$25.11	$25.50	(1.5%)

EWC Nuclear Fleet
Capacity factor	90%	82%	9.8%
GWh billed	8,618	9,079	(5.1%)
As-reported average total revenue per MWh	$65.78	$89.32	(26.4%)
Adjusted average total revenue per MWh	$65.34	$88.86	(26.5%)
Production cost per MWh (j)	$25.61	$26.39	(3.0%)
Net revenue ($ millions)	$511	$732	(30.2%)
Refueling outage days
Indian Point 2	—	24
Indian Point 3	23	—
Palisades	—	56

(j) First quarter 2014 includes capacity for VY, which was retired in December 2014 (605 MW).

See webcast presentation appendix slides for EWC hedging and price disclosures.

Appendix
E: Financial Performance Measures
Appendix E-1 provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational measures to as-reported measures is provided in Appendix G.

Appendix E-1: GAAP and Non-GAAP Financial Performance Measures
First Quarter 2015 vs. 2014

For 12 months ending March 31	2015	2014	Change
GAAP Measures
ROIC - as-reported	5.1%	5.7%	(0.6%)
ROE - as-reported	8.3%	9.9%	(1.6%)
Book value per share	$56.45	$55.53	$0.92
End of period shares outstanding (millions)	179.5	179.1	0.4
Non-GAAP Measures
ROIC - operational	5.6%	6.8%	(1.2%)
ROE - operational	9.4%	12.5%	(3.1%)

As of March 31 ($ in millions)	2015	2014	Change
GAAP Measures
Cash and cash equivalents	1,181	908	273
Revolver capacity	3,779	4,077	(298)
Commercial paper outstanding	762	1,059	(297)
Total debt	14,044	13,860	184
Securitization debt	762	861	(99)
Debt to capital ratio	57.4%	57.5%	(0.1%)
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	81	86	(5)
Leases - Entergy’s share	422	456	(34)
Total off-balance sheet liabilities	503	542	(39)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	56.0%	55.9%	0.1%
Gross liquidity	4,960	4,985	(25)
Net debt to net capital ratio, excluding securitization debt	53.7%	54.1%	(0.4%)
Parent debt to total debt ratio, excluding securitization debt	20.9%	20.6%	0.3%
Debt to operational adjusted EBITDA, excluding securitization debt	3.9	3.7	0.2
Operational FFO to debt ratio, excluding securitization debt	28.2%	26.9%	1.3%

Appendix
F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures which are referenced in the quarterly materials. Non-GAAP measures are included in these quarterly materials to provide metrics that remove the effect of financial events that are not routine from commonly used financial metrics.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed, excluding revenue from investments in wind generation accounted for under the equity method of accounting
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from the amortization of the Palisades below-market PPA
Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Cost-based contracts
Contracts priced in accordance with cost-based rates, a ratemaking concept used for the design and development of rate schedules to ensure that the filed rate schedules recover only the cost of providing the service; these contracts are on owned EWC resources located within Entergy’s utility service territory and were executed prior to EWC receiving market-based authority under MISO

Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power and investments in wind generation accounted for under the equity method of accounting

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; VY (nuclear) was retired on Dec. 29, 2014 (605 MW)
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights, or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics, outage schedules and expected market conditions which impact dispatch, assuming uninterrupted normal plant operation and timely renewal of plant operating licenses; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers

Appendix F-1: Definitions
Financial Measures - GAAP (continued)
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation or Subsidiary (Net Income) adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling Net Income divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational Net Income adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational Net Income divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
AFUDC-borrowed funds	Allowance for borrowed funds used during construction	ISO-NE	ISO New England
		LHV	Lower Hudson Valley
		LPSC	Louisiana Public Service Commission
AFUDC-equity funds	Allowance for equity funds used during construction	LTM MISO	Last twelve months Midcontinent Independent System Operator, Inc.
ADIT	Accumulated deferred income taxes	MPSC	Mississippi Public Service Commission
ALJ	Administrative law judge	NEPOOL Ninemile 6	New England Power Pool Ninemile Point Unit 6
APSC	Arkansas Public Service Commission
BTA	Best Technology Available	Non-fuel O&M	Non-fuel operation and maintenance expenses
CCGT	Combined cycle gas turbine	NRC	Nuclear Regulatory Commission
CCNO CZM	Council of the City of New Orleans, Louisiana Coastal zone management	NYISO NYSDEC	New York Independent System Operator, Inc. New York State Department of Environmental Conservation
DCRF	Distribution cost recovery factor	NYSDOS	New York State Department of State
DOJ	U.S. Department of Justice	NYSE	New York Stock Exchange
EAI	Entergy Arkansas, Inc.	O&M	Operation and maintenance expense
EBITDA	Earnings before interest, income taxes, depreciation and amortization	OCF	Operating cash flow
EGSL	Entergy Gulf States Louisiana, L.L.C.	Palisades	Palisades Power Plant (nuclear)
		PPA	Power purchase agreement
ELL	Entergy Louisiana, LLC	PUCT	Public Utility Commission of Texas
EMI	Entergy Mississippi, Inc.	RFP	Request for proposal
ENOI	Entergy New Orleans, Inc.	RISEC	Rhode Island State Energy Center (CCGT)
EPS ETI	Earnings per share Entergy Texas, Inc.	ROE	Return on equity
ETR	Entergy Corporation	ROIC	Return on invested capital
		ROS	Rest of state
EWC	Entergy Wholesale Commodities	RPCE	Rough production cost equalization
FCA	Forward capacity auction	SEC	U.S. Securities and Exchange Commission
FERC	Federal Energy Regulatory Commission	SEMARI	Southeast Massachusetts/Rhode Island
FFO	Funds from operations	SERI	System Energy Resources, Inc.
Firm LD	Firm liquidated damages	SPDES	State Pollutant Discharge Elimination System
FitzPatrick	James A. FitzPatrick Nuclear Power Plant	SPP	Southwest Power Pool
FRP	Formula rate plan	VY	Vermont Yankee Nuclear Power Station (nuclear)
GAAP	Generally accepted accounting principles	WACC	Weighted-average cost of capital
HCM	Human Capital Management program	WOTAB	West of the Atchafalaya Basin
Indian Point 2	Indian Point Energy Center Unit 2 (nuclear)	WQC	Water Quality Certification
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)
IPEC	Indian Point Energy Center (nuclear)
ISES	Independence Steam Electric Station (coal)

Appendix
G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)
		1Q15	1Q14
Utility
As-reported Utility non-fuel O&M	(A)	584,300	526,248

Special Items included in non-fuel O&M:
HCM implementation expenses		‒	3,948
Total special items included in non-fuel O&M	(B)	‒	3,948

Operational Utility non-fuel O&M	(A-B)	584,300	522,300
Utility billed sales (GWh)	(C)	28,963	29,758

As-reported Utility non-fuel O&M per MWh	(A/C)	20.17	17.68
Operational Utility non-fuel O&M per MWh	[(A-B)/(C)]	20.17	17.55

EWC
As-reported EWC non-fuel O&M	(D)	248,326	263,160

Special Items included in non-fuel O&M:
Decision to close VY		7,489	6,728
HCM implementation expenses		—	1,093
Total special items included in non-fuel O&M	(E)	7,489	7,821

Operational EWC non-fuel O&M	(D-E)	240,837	255,339
EWC billed sales (GWh)	(F)	9,592	10,014

As-reported EWC non-fuel O&M per MWh	(D/F)	25.89	26.28
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	25.11	25.50

As-reported EWC operating revenues	(G)	642,590	912,122
Less Palisades below-market PPA amortization	(H)	3,800	4,124
Adjusted EWC operating revenues	(G-H)	638,790	907,998

As-reported EWC nuclear operating revenues	(I)	566,908	810,888
Less Palisades below-market PPA amortization	(H)	3,800	4,124
Adjusted EWC nuclear operating revenues	(I-H)	563,109	806,764

As-reported EWC average total revenue per MWh	(G)/(F)	67.00	91.09
Adjusted EWC average total revenue per MWh	[(G-H)/(F)]	66.60	90.68

EWC nuclear billed sales (GWh)	J	8,618	9,079

As-reported EWC nuclear average total revenue per MWh	(I)/(J)	65.78	89.32
Adjusted EWC nuclear average total revenue per MWh	[(I-H)/(J)]	65.34	88.86

Totals may not foot due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROE, ROIC Metrics
($ in millions)
		1Q15	1Q14
As-reported net income attributable to Entergy Corporation, rolling 12 months	(A)	838	952
Preferred dividends		20	18
Tax effected interest expense		389	376
As-reported net income attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	1,247	1,346

Special items
Decision to close VY		(99)	(211)
Transmission business spin-merge expenses		‒	3
HCM implementation expenses		(7)	(40)
Total special items	(C)	(105)	(248)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,352	1,594

Operational earnings, rolling 12 months	(A-C)	943	1,200

Average invested capital	(D)	24,298	23,539

Average common equity	(E)	10,041	9,581

ROIC - as-reported %	(B/D)	5.1	5.7
ROIC - operational %	[(B-C)/D]	5.6	6.8
ROE - as-reported %	(A/E)	8.3	9.9
ROE - operational %	[(A-C)/E]	9.4	12.5

Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)
		1Q15	1Q14
Total debt	(A)	14,044	13,860
Less securitization debt	(B)	762	861
Total debt, excluding securitization debt	(C)	13,282	12,999
Less cash and cash equivalents	(D)	1,181	908
Net debt, excluding securitization debt	(E)	12,101	12,091

Total capitalization	(F)	24,483	24,113
Less securitization debt	(B)	762	861
Total capitalization, excluding securitization debt	(G)	23,721	23,252
Less cash and cash equivalents	(D)	1,181	908
Net capital, excluding securitization debt	(H)	22,540	22,344

Debt to capital ratio %	(A/F)	57.4	57.5
Debt to capital ratio, excluding securitization debt %	(C/G)	56.0	55.9
Net debt to net capital ratio, excluding securitization debt %	(E/H)	53.7	54.1

Revolver capacity	(I)	3,779	4,077

Gross liquidity	(D+I)	4,960	4,985

Entergy Corporation notes:
Due September 2015		550	550
Due January 2017		500	500
Due September 2020		450	450
Total parent long-term debt	(J)	1,500	1,500
Revolver draw	(K)	508	115
Commercial paper	(L)	762	1,059
Total parent debt	(J)+(K)+(L)	2,770	2,674

Parent debt to total debt ratio, excluding securitization debt %	[((J)+(K)+(L))/(C)]	20.9	20.6

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)
		1Q15	1Q14
Total debt	(A)	14,044	13,860
Less securitization debt	(B)	762	861
Total debt, excluding securitization debt	(C)	13,282	12,999
As-reported consolidated net income, rolling 12 months		857	970
Add back: interest expense, rolling 12 months		632	612
Add back: income tax expense, rolling 12 months		523	326
Add back: depreciation and amortization, rolling 12 months		1,322	1,289
Add back: regulatory charges (credits), rolling 12 months		(7)	44
Subtract: securitization proceeds, rolling 12 months		129	132
Subtract: interest and investment income, rolling 12 months		181	196
Subtract: AFUDC - equity funds, rolling 12 months		61	68
Add back: decommissioning expense, rolling 12 months		277	249
Adjusted EBITDA, rolling 12 months	(D)	3,233	3,094
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)		—	29
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		11	65
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)		152	353
Operational adjusted EBITDA, rolling 12 months	(E)	3,396	3,541
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	3.9	3.7

Net cash flow provided by operating activities, rolling 12 months	(F)	3,733	3,412
AFUDC borrowed funds used during construction, rolling 12 months	(G)	(33)	(27)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		72	(102)
Fuel inventory		(35)	26
Accounts payable		(200)	168
Prepaid taxes and taxes accrued		(51)	(187)
Interest accrued		7	2
Other working capital accounts		137	(29)
Securitization regulatory charge		97	98
Total	(H)	27	(24)
FFO, rolling 12 months	(F)+(G)-(H)	3,673	3,409
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)		—	31
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		23	53
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)		56	6
Operational FFO, rolling 12 months	(I)	3,752	3,499
Operational FFO to debt ratio, excluding securitization debt %	(I)/(C)	28.2	26.9
Totals may not foot due to rounding

Earnings Package Guide

We have updated the presentation of our quarterly earnings materials. To easily find specific information, please use the cross reference below. If you need additional help, please contact Investor Relations (pwater1@entergy.com).

Disclosures in 4Q14 Materials	Cross Reference to 1Q15 Materials
Earnings Release	Document[1]	Page	Reference
Table 1: Consolidated Earnings	Release	2
Table 2: Consolidated Earnings by Business Segment	Release	7	Appendix A-1
Table 3: Consolidated Operating Cash Flow	Release Webcast	7 7	Appendix A-2
Table 4: Utility Operational Performance Measures	Release	11	Appendix C-1
Table 5: EWC Operational Adjusted EBITDA	Release	3
Table 6: EWC Operational Performance Measures	Release	12	Appendix D-1
Table 7: EWC Capacity and Generation	Webcast	29-32
Table 8: 2015 Operational EPS Guidance	Guidance details provided annually in fourth quarter materials at initiation
Table 9: 2015 Earnings Sensitivities	Webcast	39
Appendix A-1/A-2: As-Reported and Operational EPS Variance Analysis	Release	9	Appendix B-1
Appendix A-3: Special Items	Release	8	Appendices A-3, A-4[2]
Appendix B: 2015-2017 Capital Expenditure Plan	Provided annually in fourth quarter materials
Appendix C-1: Financial Performance Measures	Release	13	Appendix E-1
Appendix C-2: Historical Performance Measures (trailing eight quarters)	Eight quarter history no longer repeated
Appendix D: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations and Acronyms	Release	14-17	Appendices F-1, F-2
Appendix E: Reconciliation of GAAP to Non-GAAP Financial Measures	Release	19-22	Appendices G-1, G-2, G-3
Webcast Presentation
Utility Overview (slide 14)	Webcast	14
Utility Company and Regulatory Slides (slides 15 - 23, 25)	Webcast	15-24
2015 - 2017 Utility Capital Plan by Company by Year (slide 24)	Provided annually in fourth quarter materials
EWC Overview (slide 26)	Webcast	26
EWC EBITDA Outlook (slide 27)	Webcast	9
Northeast Energy Prices (slide 28)	Webcast	34
Price Sensitivity on Contracted Nuclear Volumes (slide 29)	Webcast	33
Capacity Prices (slide 30)	Webcast	35
Near-term Status of IPEC License Renewal Proceedings (slide 31)	Webcast	36
Fourth Quarter Credit Metrics Comparison (slide 32)	Release	13	Appendix E-1
2015 Earnings Guidance (slide 9)	Webcast	8
2015 Quarterly Earnings Considerations (slide 33)	Provided annually in fourth quarter webcast
2017 Financial Outlook (slide 10)	Webcast	10
Appendix II, Regulation G Reconciliations (slides 35 - 45)	Webcast	43-47
Measures and Abbreviations or Acronyms (slides 46 - 47)	Release	17	Appendix F-2

[1]	Release includes full package (news release, appendices and financial statements)

[2]	Specials in pre-tax $ millions (except for Income taxes - other) by income statement line item (NEW)

New Additions

Item	Document[1]	Page
Appendix Materials Summary Slide	Webcast	12
Progress Against 2015 Guidance Assumptions	Webcast	38
VY Contribution By Line Item in 2014 and Quarterly Variance Analysis Detail	Webcast	27-28
Entergy Integrated Report and Investor Relations Apps	Webcast	40-41

Financial Statements

Entergy Corporation

Consolidating Balance Sheet
March 31, 2015
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$64,251	$2,023	$846	$67,120
Temporary cash investments	709,281	399,900	4,245	1,113,426
Total cash and cash equivalents	773,532	401,923	5,091	1,180,546
Notes receivable	—	529,955	(529,955)	—
Accounts receivable:
Customer	526,681	112,040	—	638,721
Allowance for doubtful accounts	(35,884)	—	—	(35,884)
Associated companies	25,315	3,351	(28,666)	—
Other	165,941	7,830	259	174,030
Accrued unbilled revenues	291,040	—	—	291,040
Total accounts receivable	973,093	123,221	(28,407)	1,067,907
Deferred fuel costs	127,742	—	—	127,742
Accumulated deferred income taxes	67,258	35,845	(80,150)	22,953
Fuel inventory - at average cost	212,338	15,648	—	227,986
Materials and supplies - at average cost	616,200	313,643	—	929,843
Deferred nuclear refueling outage costs	132,481	146,419	—	278,900
Prepayments and other	138,744	246,055	(80,691)	304,108
TOTAL	3,041,388	1,812,709	(714,112)	4,139,985

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	34,752	(1,390,674)	34,864
Decommissioning trust funds	2,519,901	2,933,049	—	5,452,950
Non-utility property - at cost (less accumulated depreciation)	206,512	7,670	4,053	218,235
Other	399,132	8,507	—	407,639
TOTAL	4,516,331	2,983,978	(1,386,621)	6,113,688

PROPERTY, PLANT, AND EQUIPMENT

Electric	40,158,082	5,072,176	3,409	45,233,667
Property under capital lease	945,454	—	—	945,454
Natural gas	379,949	—	—	379,949
Construction work in progress	917,679	469,576	319	1,387,574
Nuclear fuel	851,478	672,134	—	1,523,612
TOTAL PROPERTY, PLANT AND EQUIPMENT	43,252,642	6,213,886	3,728	49,470,256
Less - accumulated depreciation and amortization	19,162,982	1,499,041	206	20,662,229
PROPERTY, PLANT AND EQUIPMENT - NET	24,089,660	4,714,845	3,522	28,808,027

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	803,744	—	—	803,744
Other regulatory assets	4,877,838	—	—	4,877,838
Deferred fuel costs	238,706	—	—	238,706
Goodwill	374,099	3,073	—	377,172
Accumulated deferred income taxes	13,048	38,297	1,790	53,135
Other	220,477	739,124	5,637	965,238
TOTAL	6,527,912	780,494	7,427	7,315,833

TOTAL ASSETS	$38,175,291	$10,292,026	$(2,089,784)	$46,377,533

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2015
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$325,292	$21,585	$550,000	$896,877
Notes payable and commercial paper:
Associated companies	—	275,518	(275,518)	—
Other	46,811	—	761,608	808,419
Account payable:
Associated companies	6,247	14,920	(21,167)	—
Other	722,443	218,492	661	941,596
Customer deposits	415,195	—	—	415,195
Taxes accrued	152,202	—	(92,035)	60,167
Accumulated deferred income taxes	20,003	(564)	75,280	94,719
Interest accrued	155,723	330	7,406	163,459
Deferred fuel costs	146,078	—	—	146,078
Obligations under capital leases	2,557	—	—	2,557
Pension and other postretirement liabilities	47,874	10,912	—	58,786
Other	134,344	41,015	2,213	177,572
TOTAL	2,174,769	582,208	1,008,448	3,765,425

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,670,452	1,378,283	109,851	9,158,586
Accumulated deferred investment tax credits	251,616	—	—	251,616
Obligations under capital leases	29,051	—	—	29,051
Other regulatory liabilities	1,369,514	—	—	1,369,514
Decommissioning and retirement cost liabilities	2,577,217	1,935,951	—	4,513,168
Accumulated provisions	415,240	4,231	—	419,471
Pension and other postretirement liabilities	2,720,137	864,857	—	3,584,994
Long-term debt	10,791,025	58,796	1,457,719	12,307,540
Other	791,587	324,909	(577,067)	539,429
TOTAL	26,615,839	4,567,027	990,503	32,173,369

Subsidiaries' preferred stock without sinking fund	186,511	24,249	—	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,161,268	201,104	(2,359,824)	2,548
Paid-in capital	2,458,397	1,579,063	1,314,230	5,351,690
Retained earnings	4,768,550	3,234,069	2,315,831	10,318,450
Accumulated other comprehensive income (loss)	(164,043)	104,306	—	(59,737)
Less - treasury stock, at cost (75,238,343 shares in 2015)	120,000	—	5,358,972	5,478,972
Total common shareholders' equity	9,104,172	5,118,542	(4,088,735)	10,133,979
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	9,198,172	5,118,542	(4,088,735)	10,227,979

TOTAL LIABILITIES AND EQUITY	$38,175,291	$10,292,026	$(2,089,784)	$46,377,533

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet

December 31, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$109,253	$17,768	$4,306	$131,327
Temporary cash investments	864,162	414,931	11,606	1,290,699
Total cash and cash equivalents	973,415	432,699	15,912	1,422,026
Notes receivable	—	521,183	(521,183)	—
Accounts receivable:
Customer	473,695	123,222	—	596,917
Allowance for doubtful accounts	(35,663)	—	—	(35,663)
Associated companies	28,475	1,806	(30,281)	—
Other	198,525	10,502	11,315	220,342
Accrued unbilled revenues	321,659	—	—	321,659
Total accounts receivable	986,691	135,530	(18,966)	1,103,255
Deferred fuel costs	155,140	—	—	155,140
Accumulated deferred income taxes	107,482	60,214	(139,913)	27,783
Fuel inventory - at average cost	193,710	11,724	—	205,434
Materials and supplies - at average cost	602,656	315,928	—	918,584
Deferred nuclear refueling outage costs	86,753	127,435	—	214,188
Prepayments and other	155,219	192,788	(4,784)	343,223
TOTAL	3,261,066	1,797,501	(668,934)	4,389,633

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	36,122	(1,390,674)	36,234
Decommissioning trust funds	2,471,082	2,899,850	—	5,370,932
Non-utility property - at cost (less accumulated depreciation)	201,618	7,912	4,261	213,791
Other	396,102	9,067	—	405,169
TOTAL	4,459,588	2,952,951	(1,386,413)	6,026,126

PROPERTY, PLANT, AND EQUIPMENT

Electric	39,845,364	5,032,653	3,402	44,881,419
Property under capital lease	945,784	—	—	945,784
Natural gas	377,565	—	—	377,565
Construction work in progress	970,629	455,063	289	1,425,981
Nuclear fuel	839,694	702,361	—	1,542,055
TOTAL PROPERTY, PLANT AND EQUIPMENT	42,979,036	6,190,077	3,691	49,172,804
Less - accumulated depreciation and amortization	19,007,189	1,442,465	204	20,449,858
PROPERTY, PLANT AND EQUIPMENT - NET	23,971,847	4,747,612	3,487	28,722,946

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	836,064	—	—	836,064
Other regulatory assets	4,968,553	—	—	4,968,553
Deferred fuel costs	238,102	—	—	238,102
Goodwill	374,099	3,073	—	377,172
Accumulated deferred income taxes	9,804	36,722	1,825	48,351
Other	176,186	741,641	3,080	920,907
TOTAL	6,602,808	781,436	4,905	7,389,149
		0
TOTAL ASSETS	$38,295,309	$10,279,500	$(2,046,955)	$46,527,854

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$327,790	$21,585	$550,000	$899,375
Notes payable and commercial paper:
Associated companies	—	238,196	(238,196)	—
Other	114,417	—	483,990	598,407
Account payable:
Associated companies	19,617	19,706	(39,323)	—
Other	889,763	276,336	332	1,166,431
Customer deposits	412,166	—	—	412,166
Taxes accrued	88,681	19,540	19,887	128,108
Accumulated deferred income taxes	20,653	—	17,386	38,039
Interest accrued	181,359	101	24,550	206,010
Deferred fuel costs	91,602	—	—	91,602
Obligations under capital leases	2,508	—	—	2,508
Pension and other postretirement liabilities	47,269	10,725	—	57,994
Other	148,473	97,439	2,339	248,251
TOTAL	2,344,298	683,628	820,965	3,848,891

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,780,487	1,264,524	88,150	9,133,161
Accumulated deferred investment tax credits	247,521	—	—	247,521
Obligations under capital leases	29,710	—	—	29,710
Other regulatory liabilities	1,383,609	—	—	1,383,609
Decommissioning and retirement cost liabilities	2,540,529	1,917,767	—	4,458,296
Accumulated provisions	413,842	4,286	—	418,128
Pension and other postretirement liabilities	2,767,800	870,495	—	3,638,295
Long-term debt	10,797,389	58,053	1,644,667	12,500,109
Other	803,136	338,973	(584,460)	557,649
TOTAL	26,764,023	4,454,098	1,148,357	32,366,478

Subsidiaries' preferred stock without sinking fund	186,511	24,249	—	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014	2,161,268	201,104	(2,359,824)	2,548
Paid-in capital	2,458,397	1,676,973	1,239,983	5,375,353
Retained earnings	4,572,383	3,116,184	2,481,090	10,169,657
Accumulated other comprehensive income (loss)	(165,571)	123,264	—	(42,307)
Less - treasury stock, at cost (75,512,079 shares in 2014)	120,000	—	5,377,526	5,497,526
Total common shareholders' equity	8,906,477	5,117,525	(4,016,277)	10,007,725
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	9,000,477	5,117,525	(4,016,277)	10,101,725

TOTAL LIABILITIES AND EQUITY	$38,295,309	$10,279,500	$(2,046,955)	$46,527,854

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,217,999	$—	$(10)	$2,217,989
Natural gas	59,511	—	—	59,511
Competitive businesses	—	642,590	—	642,590
Total	2,277,510	642,590	(10)	2,920,090

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	529,308	101,156	(11)	630,453
Purchased power	327,263	14,749	11	342,023
Nuclear refueling outage expenses	28,874	35,996	—	64,870
Other operation and maintenance	555,426	212,330	2,354	770,110
Asset write-offs, impairments and related charges	—	—	—	—
Decommissioning	34,861	35,038	—	69,899
Taxes other than income taxes	131,482	25,214	827	157,523
Depreciation and amortization	269,289	62,263	434	331,986
Other regulatory charges (credits) - net	10,457	—	—	10,457
Total	1,886,960	486,746	3,615	2,377,321

OPERATING INCOME	390,550	155,844	(3,625)	542,769

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,738	—	—	11,738
Interest and investment income	55,017	50,163	(37,047)	68,133
Miscellaneous - net	(974)	(6,470)	(1,576)	(9,020)
Total	65,781	43,693	(38,623)	70,851

INTEREST EXPENSE
Interest expense	143,447	5,915	16,975	166,337
Allowance for borrowed funds used during construction	(6,117)	—	—	(6,117)
Total	137,330	5,915	16,975	160,220

INCOME BEFORE INCOME TAXES	319,001	193,622	(59,223)	453,400

Income taxes	91,251	70,190	(10,970)	150,471

CONSOLIDATED NET INCOME	227,750	123,432	(48,253)	302,929

Preferred dividend requirements of subsidiaries	4,332	547	—	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$223,418	$122,885	$(48,253)	$298,050

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.25	$0.68	($0.27)	$1.66
DILUTED	$1.24	$0.68	($0.27)	$1.65

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,658,981
DILUTED				180,480,523
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,226,484	$—	$(21)	$2,226,463
Natural gas	78,220	—	—	78,220
Competitive businesses	—	912,122	(7,962)	904,160
Total	2,304,704	912,122	(7,983)	3,208,843

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	415,686	128,163	(20)	543,829
Purchased power	547,660	35,835	(8,868)	574,627
Nuclear refueling outage expenses	29,010	30,534	—	59,544
Other operation and maintenance	497,238	232,626	5,846	735,710
Asset write-offs, impairments and related charges	—	2,270	—	2,270
Decommissioning	31,743	34,056	—	65,799
Taxes other than income taxes	121,284	32,836	348	154,468
Depreciation and amortization	257,556	70,147	1,021	328,724
Other regulatory charges (credits) - net	3,995	—	—	3,995
Total	1,904,172	566,467	(1,673)	2,468,966

OPERATING INCOME	400,532	345,655	(6,310)	739,877

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,129	—	—	15,129
Interest and investment income	40,320	26,359	(31,431)	35,248
Miscellaneous - net	(4,008)	(5,606)	(2,090)	(11,704)
Total	51,441	20,753	(33,521)	38,673

INTEREST EXPENSE
Interest expense	138,489	5,061	19,001	162,551
Allowance for borrowed funds used during construction	(7,020)	—	—	(7,020)
Total	131,469	5,061	19,001	155,531

INCOME BEFORE INCOME TAXES	320,504	361,347	(58,832)	623,019

Income taxes	115,064	118,877	(16,975)	216,966

CONSOLIDATED NET INCOME	205,440	242,470	(41,857)	406,053

Preferred dividend requirements of subsidiaries	4,332	547	—	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$201,108	$241,923	$(41,857)	$401,174

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.12	$1.35	($0.23)	$2.24
DILUTED	$1.12	$1.35	($0.23)	$2.24

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,797,829
DILUTED				179,055,967
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,583,543	$—	$(116)	$9,583,427
Natural gas	163,086	—	—	163,086
Competitive businesses	—	2,449,873	9,782	2,459,655
Total	9,746,629	2,449,873	9,666	12,206,168

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,333,259	386,080	(157)	2,719,182
Purchased power	1,612,870	61,019	8,920	1,682,809
Nuclear refueling outage expenses	118,222	154,783	—	273,005
Other operation and maintenance	2,334,451	1,002,709	7,776	3,344,936
Asset write-offs, impairments and related charges	72,225	105,257	—	177,482
Decommissioning	134,227	142,494	—	276,721
Taxes other than income taxes	482,928	123,102	1,631	607,661
Depreciation and amortization	1,050,746	268,039	3,115	1,321,900
Other regulatory charges (credits) - net	(7,309)	—	—	(7,309)
Total	8,131,619	2,243,483	21,285	10,396,387

Gain on sale of business	—	—	—	—

OPERATING INCOME	1,615,010	206,390	(11,619)	1,809,781

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	61,411	—	—	61,411
Interest and investment income	185,914	137,763	(143,106)	180,571
Miscellaneous - net	(7,606)	(22,850)	(8,876)	(39,332)
Total	239,719	114,913	(151,982)	202,650

INTEREST EXPENSE
Interest expense	570,262	17,499	77,109	664,870
Allowance for borrowed funds used during construction	(32,673)	—	—	(32,673)
Total	537,589	17,499	77,109	632,197

INCOME BEFORE INCOME TAXES	1,317,140	303,804	(240,710)	1,380,234

Income taxes	448,335	128,310	(53,542)	523,103

CONSOLIDATED NET INCOME	868,805	175,494	(187,168)	857,131

Preferred dividend requirements of subsidiaries	17,347	2,188	—	19,535

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$851,458	$173,306	$(187,168)	$837,596

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.74	$0.96	($1.04)	$4.66
DILUTED	$4.72	$0.96	($1.04)	$4.64

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,718,490
DILUTED				180,514,700
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,223,797	$—	$(4,254)	$9,219,543
Natural gas	179,253	—	—	179,253
Competitive businesses	—	2,611,147	(19,027)	2,592,120
Total	9,403,050	2,611,147	(23,281)	11,990,916

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,041,114	439,985	(1,784)	2,479,315
Purchased power	1,679,771	114,074	(38,014)	1,755,831
Nuclear refueling outage expenses	123,895	131,732	—	255,627
Other operation and maintenance	2,241,358	1,049,328	22,681	3,313,367
Asset write-offs, impairments and related charges	9,411	331,606	2,790	343,807
Decommissioning	120,028	128,771	—	248,799
Taxes other than income taxes	473,190	129,107	1,425	603,722
Depreciation and amortization	1,048,056	236,774	4,061	1,288,891
Other regulatory charges (credits) - net	44,276	—	—	44,276
Total	7,781,099	2,561,377	(8,841)	10,333,635

Gain on sale of business	—	43,569	—	43,569

OPERATING INCOME	1,621,951	93,339	(14,440)	1,700,850

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	68,431	—	—	68,431
Interest and investment income	185,466	135,886	(125,109)	196,243
Miscellaneous - net	(26,354)	(23,107)	(8,403)	(57,864)
Total	227,543	112,779	(133,512)	206,810

INTEREST EXPENSE
Interest expense	543,100	18,316	77,521	638,937
Allowance for borrowed funds used during construction	(27,332)	—	—	(27,332)
Total	515,768	18,316	77,521	611,605

INCOME BEFORE INCOME TAXES	1,333,726	187,802	(225,473)	1,296,055

Income taxes	409,906	(15,530)	(67,964)	326,412

CONSOLIDATED NET INCOME	923,820	203,332	(157,509)	969,643

Preferred dividend requirements of subsidiaries	17,329	638	—	17,967

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$906,491	$202,694	$(157,509)	$951,676

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.08	$1.14	($0.89)	$5.33
DILUTED	$5.07	$1.13	($0.88)	$5.32

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,401,013
DILUTED				178,799,026
*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended March 31, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)

	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income	$302,929	$406,053	$(103,124)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	526,008	516,442	9,566
Deferred income taxes, investment tax credits, and non-current taxes accrued	95,732	234,102	(138,370)
Changes in working capital:
Receivables	22,288	49,107	(26,819)
Fuel inventory	(22,553)	15,940	(38,493)
Accounts payable	(153,700)	32,870	(186,570)
Prepaid taxes and taxes accrued	(67,941)	(79,829)	11,888
Interest accrued	(42,551)	(24,802)	(17,749)
Deferred fuel costs	81,271	(161,189)	242,460
Other working capital accounts	(90,619)	(115,060)	24,441
Changes in provisions for estimated losses	1,334	3,319	(1,985)
Changes in other regulatory assets	93,082	18,627	74,455
Changes in other regulatory liabilities	15,857	19,634	(3,777)
Changes in pensions and other postretirement liabilities	(52,509)	(46,174)	(6,335)
Other	(97,670)	(101,883)	4,213
Net cash flow provided by operating activities	610,958	767,157	(156,199)

INVESTING ACTIVITIES
Construction/capital expenditures	(532,958)	(483,350)	(49,608)
Allowance for equity funds used during construction	13,077	15,883	(2,806)
Nuclear fuel purchases	(96,392)	(142,672)	46,280
Proceeds from sale of assets	—	10,100	(10,100)
Insurance proceeds received for property damages	12,745	28,226	(15,481)
Changes in securitization account	(251)	(2,219)	1,968
NYPA value sharing payment	(70,790)	(72,000)	1,210
Payments to storm reserve escrow account	(1,865)	(1,897)	32
Decrease (increase) in other investments	278	18,093	(17,815)
Proceeds from nuclear decommissioning trust fund sales	492,841	536,515	(43,674)
Investment in nuclear decommissioning trust funds	(516,564)	(562,278)	45,714
Net cash flow used in investing activities	(699,879)	(655,599)	(44,280)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	488,065	753,244	(265,179)
Treasury stock	23,156	35,538	(12,382)
Retirement of long-term debt	(685,258)	(735,794)	50,536
Repurchase of common stock	(25,078)	—	(25,078)
Changes in credit borrowings and commercial paper - net	210,012	157,959	52,053
Other	(9,320)	—	(9,320)
Dividends paid:
Common stock	(149,257)	(148,275)	(982)
Preferred stock	(4,879)	(4,873)	(6)
Net cash flow provided by (used in) financing activities	(152,559)	57,799	(210,358)

Net increase (decrease) in cash and cash equivalents	(241,480)	169,357	(410,837)

Cash and cash equivalents at beginning of period	1,422,026	739,126	682,900

Cash and cash equivalents at end of period	$1,180,546	$908,483	$272,063

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$203,786	$181,112	$22,674
Income taxes	$65,919	$4,196	$61,723

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)

	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income	$857,131	$969,643	$(112,512)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,137,458	2,055,585	81,873
Deferred income taxes, investment tax credits, and non-current taxes accrued	458,565	447,220	11,345
Asset write-offs, impairments and related charges	121,257	343,807	(222,550)
Gain on sale of business	—	(43,569)	43,569
Changes in working capital:
Receivables	71,674	(101,696)	173,370
Fuel inventory	(34,969)	25,960	(60,929)
Accounts payable	(199,566)	168,167	(367,733)
Prepaid taxes and taxes accrued	(51,097)	(186,807)	135,710
Interest accrued	7,264	2,101	5,163
Deferred fuel costs	171,769	(163,864)	335,633
Other working capital accounts	136,831	(29,432)	166,263
Changes in provisions for estimated losses	299,886	1,086	298,800
Changes in other regulatory assets	(987,082)	956,615	(1,943,697)
Changes in other regulatory liabilities	83,877	269,483	(185,606)
Changes in pensions and other postretirement liabilities	1,301,831	(1,512,533)	2,814,364
Other	(641,467)	210,621	(852,088)
Net cash flow provided by operating activities	3,733,362	3,412,387	320,975

INVESTING ACTIVITIES
Construction/capital expenditures	(2,168,799)	(2,139,086)	(29,713)
Allowance for equity funds used during construction	65,569	71,900	(6,331)
Nuclear fuel purchases	(491,268)	(515,329)	24,061
Payment for purchase of plant	—	(17,300)	17,300
Proceeds from sale of assets and businesses	—	158,022	(158,022)
Insurance proceeds received for property damages	25,189	28,226	(3,037)
Changes in securitization account	3,479	(3,665)	7,144
NYPA value sharing payment	(70,790)	(72,000)	1,210
Payments to storm reserve escrow account	(276,025)	(7,394)	(268,631)
Receipts from storm reserve escrow account	—	7,797	(7,797)
Decrease (increase) in other investments	29,168	(20,564)	49,732
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	21,034	(21,034)
Proceeds from nuclear decommissioning trust fund sales	1,828,441	2,170,057	(341,616)
Investment in nuclear decommissioning trust funds	(1,943,732)	(2,277,130)	333,398
Net cash flow used in investing activities	(2,998,768)	(2,595,432)	(403,336)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,834,890	3,934,543	(1,099,653)
Preferred stock of subsidiary	—	24,249	(24,249)
Treasury stock	182,484	51,963	130,521
Retirement of long-term debt	(2,272,777)	(3,700,600)	1,427,823
Repurchase of common stock	(208,349)	—	(208,349)
Changes in credit borrowings and commercial paper - net	(396,422)	130,962	(527,384)
Other	14,258	—	14,258
Dividends paid:
Common stock	(597,098)	(593,410)	(3,688)
Preferred stock	(19,517)	(18,093)	(1,424)
Net cash flow used in financing activities	(462,531)	(170,386)	(292,145)

Effect of exchange rates on cash and cash equivalents	—	(1,017)	1,017

Net increase (decrease) in cash and cash equivalents	272,063	645,552	(373,489)

Cash and cash equivalents at beginning of period	908,483	262,931	645,552

Cash and cash equivalents at end of period	$1,180,546	$908,483	$272,063

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$634,050	$613,107	$20,943
Income taxes	$139,522	$119,590	$19,932